UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K /A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 12, 2010

MONDO ACQUISITION III, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52623	37-1532843
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Yangdai Village, Chendai County
Jinjiang City, Fujian Province
People’s Republic of China
(Address of principal executive offices) (Zip Code)

+86 (151) 1249-4568
 (Registrant’s telephone number, including area code)

______________________

Copies to:
Richard I. Anslow, Esq.
Eric M. Stein, Esq.
Yarona Y. Liang, Esq.
Anslow + Jaclin,  LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726
(732) 409-1212
________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Explanatory Note

On February 12, 2010, Mondo Acquisition III, Inc. (the “Company”) filed a Form 8-K (the “Initial Form 8-K”) describing the completion of a share exchange transaction with Kobe Sport (International) Company Limited (“Kobe Sport”) and its shareholders that resulted in Kobe Sport becoming a wholly-owned subsidiary and the new operating business of the Company on February 12, 2010. The share exchange transaction was accounted for as a reverse acquisition and recapitalization and, as a result, the consolidated financial statements of the Company (the legal acquirer) will, in substance, be those of Kobe Sport (the accounting acquirer), with the assets and liabilities, and revenues and expenses, of the Company being included effective from the date of the share exchange transaction.

This Current Report on Form 8-K/A (“Form 8-K/A”) is being filed to furnish the consolidated financial statements of Kobe Sport as of December 31, 2009 and 2008. Additionally, we are amending certain disclosures under Item 2.01 (Completion of Acquisition or Disposition of Assets) to update certain information regarding the business operations of Kobe Sport as of December 31, 2009.

This Form 8-K/A is limited in scope to the revisions described above and does not amend, update, or change any other items or disclosures contained in the Initial Form 8-K. Accordingly, all other items that remain unaffected are omitted in this filing. The filing of this Form 8-K/A shall not be deemed an admission that the Initial Form 8-K, when filed, intentionally included any known untrue statement of material fact or knowingly omitted to state a material fact necessary to make a statement not misleading.

Item 2.01   Completion of Acquisition or Disposition of Assets

CLOSING OF EXCHANGE AGREEMENT

On February 12, 2010, we acquired Kobe Sport, which is the parent company of a company engages in design, manufacturing and sales of sports shoes, sportswear and related accessories in People’s Republic of China (“China” or the “PRC”), in accordance with the Exchange Agreement.  The closing of the transaction took place on February 12, 2010. On the Closing Date, pursuant to the terms of the Exchange Agreement, we acquired all the Interests of Kobe Sport from the Kobe Sport Shareholders; and the Kobe Sport Shareholders transferred and contributed all of their Interests to us. In exchange, we issued a total of 9,000,000 shares of common stock to the Kobe Sport Shareholders, their designees or assigns, which totals 90% of the issued and outstanding shares of common stock of the Company on a fully-diluted basis as of and immediately after the Closing of the Share Exchange. Following the Share Exchange, there are 10,000,000 shares of common stock issued and outstanding.

Kobe Sport is a holding company and, through its subsidiaries, primarily engages in design, manufacturing and sales of sports shoes, sportswear and related accessories. It was incorporated with limited liability on September 25, 2009 under the International Business Companies Act in the British Virgin Islands and owns a 100% issued and outstanding capital stock of Nam Kwong Trading Company Limited (“Nam Kwong”). Fujian Jinjiang Hengfeng Shoes & Garments Co., Ltd. (“Hengfeng”) is a sino-foreign joint stock limited liability company established in the PRC in 1992. On December 4, 2009, Hengfeng underwent reorganization. Before the reorganization, Hengfeng had been owned as to 94% by Nam Kwong Trading Co., an unincorporated company registered in Hong Kong (“Nam Kwong Unincorporated”) and 6% by Fujian Jinjiang Chenli Yangli Hengfeng Shoe-making Factory, which is a company registered in the PRC (“Fujian Jinjiang”), according to their respective capital contribution. Pursuant to the reorgnization, Nam Kwong Unincorporated transferred the 94% interest in Hengfeng held by it to Nam Kwong. As a result, through Nam Kwong, Kobe owns 94% interest in Hengfeng.

The Company was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) immediately before the completion of the Share Exchange.  Accordingly, pursuant to the requirements of Item 2.01(a)(f) of Form 8-K, set forth below is the information that would be required if the Company were filing a general form for registration of securities on Form 10 under the Exchange Act, reflecting the Company’s common stock, which is the only class of its securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the Share Exchange, with such information reflecting the Company and its securities upon consummation of the Share Exchange.

BUSINESS

Overview

Kobe Sport, through Hengfeng, is in the business of designing, manufacturing and selling sports shoes, sportswear and related accessories in the PRC. Our mission is to become the leading supplier of professional sporting goods in the China market by building on our fully integrated value chain and delivering premium quality products.

We generate revenues solely from the sales of sports shoes, sportswear and related accessories in the PRC. Our revenues for the fiscal year ended December 31, 2008 which was $63,406,121 represented a 33.27% growth from the fiscal year ended December 31, 2007 with revenues of $47,575,629.  Our fiscal year 2008 net income was $9,305,710, an increase of 40.31% compared with our fiscal year 2007 net income of $6,632,142.  Our growth strategy is to open additional facilities and product lines to increase our production capacity.

Our revenues for the fiscal year ended December 31, 2009 were $81,187,591, an increase of 28.04% from revenues of $63,406,121 during the fiscal year ended December 31, 2008. Our net income was $13,371,241 during the fiscal year ended December 31, 2009, an increase of 43.69% from net income of $9,305,710 during the fiscal year ended 2008.

Historical Sales & Income Summary

	Fiscal Year Ended December 31,		%
Summary Consolidated	2008	2009	Growth
Statement of Operations:	(audited)	(audited)
Revenue	$63,406,121	$81,187,591	28.04%
Gross Profit	17,942,652	23,105,244	28.77%
Net Income	9,305,710	13,371,241	43.69%

Organization & Subsidiaries

Kobe Sport’s organizational structure was developed to permit the infusion of foreign capital under the laws of the PRC and to maintain an efficient tax structure, as well as to foster internal organizational efficiencies. The Company’s organization structure post-Share Exchange is summarized in the figure below:

Kobe Sport is a holding company and, through its subsidiaries, primarily engages in design, manufacturing and sales of sports shoes, sportswear and related accessories. It was incorporated with limited liability on September 25, 2009 under the International Business Companies Act in the British Virgin Islands and owns a 100% issued and outstanding capital stock of Nam Kwong. Hengfeng is a sino-foreign joint stock limited liability company established in the PRC in 1992. On December 4, 2009, Hengfeng underwent reorganization. Before the reorganization, Hengfeng had been owned as to 94% by Nam Kwong Unincorporated and 6% by Fujian Jinjiang, which is a company registered in the PRC, according to their respective capital contribution. Pursuant to the reorgnization, Nam Kwong Unincorporated transferred the 94% interest in Hengfeng held by it to Nam Kwong. As a result, through Nam Kwong, Kobe owns 94% interest in Hengfeng.

Hengfeng is established in 1992 and is engaged in the production and sales of sport shoes, sportswear and accessories. In 2003, Hengfeng introduced its own basketball brand of Kobe, which main products are basketball shoes and basketball wear. Hengfeng currently owns four production lines for Kobe in Jinjiang city, Fujiang province in the PRC. The factory has an annual production capacity of 2.4 million pairs of sport shoes. Its products are only sold in China.  The Company is ISO9001 and ISO2000 certified for quality management.

Market Summary

The Chinese Sporting Goods Market

China’s sporting goods market experienced robust growth in recent years, at a compound annual growth rate of 20%. The market is expected to consititue 0.3% of China’s GDP, which is far lower than the 1-3% of developed countries. The 2008 Olympic Games in Beijing has increased the popularity of sports in China. The 2009 East Asian Games in Hong Kong and 2010 Asian Games in Guangzhou will continue to cultivate the Chinese interest in sports. With the rising income levels of Chinese consumers, their expectations of quality and branding also increase.

The high-end sportswear market in China is currently dominated by international brands, such as Nike, Adidas and Puma. The middle/high-class market is dominated by local brands such as Lining, Kangwei, Great, Doublestar and Anta. The entire middle class market is dominated by brands from Jingjiang, such as Xtep, Hongxing Erke and Deerway. The international brands have years of experience in the market, advanced R&D and strong financial support for marketing. On the other hand, the domestic brands that dominant the low-end and middle-class market is following the rapid development of the leading international brands.

Market Trends and Brand Implications

Increased disposable income inspires the pursuit of fashion.

•	Increased purchasing power drives consumption.
•	Increased income has also lead to the increase in leisure time, which has increased the popularity of casual wear.
•	Casual wear has become especially popular among those under 45 years old in China, i.e. the target consumer group for the Kobe brand.
•	The Kobe brand can meet our target consumers’ demand by providing fashionable casual wear.

Rapid increase in demands in the second-and third-tier cities. We focus on the second and third tier cities, because:

•
Compared to first-tier cities, which have already been exploited by major international brands, the second and third-tier cities provide a lot more marketing opportunities for domestic sporting goods brands.

•	At the same time, the income levels in these cities are catching up to that in first-tier cities, which increases demand for sporting goods in these cities.
•	Hengfeng’s franchising business model allows it to cover these target markets quickly.

Products

Hengfeng designs, develops, and manufactures “Kobe” branded shoes, sportswear and accessories in Jinjiang city, Fujian province. The shoes are produced by Hengfeng internally, while the clothes and accessories are outsourced to subcontractors.

The Company incorporates innovate value-adding technology into its products, such as perspiration absorption system, 3D ventilation system and polyurethane anti-crease system to satisfy the demands and taste of target consumers.

The Company holds a valuable chain of 869 stores over the whole country in 2009. The Company targets to increase the number of stores by at least 20% each year within the coming five years, and both the turnover and net profit would be increased in the same line as the number of stores.

Sourcing. All of our sportswear and accessories are produced by our subcontractors. About 44% and 50% of our sports shoes are produced by our subcontractors for the year ended December 31, 2007 and December 31, 2008, respectively. The approximate amount of subcontracted and self-production of each segment are as follows:

	Segments	Subcontracted ($)	Self-production ($)	Total Cost of Sales ($)
For the Year Ended December 31, 2007	Sports wears	8,308,220.65	-	8,308,220.65
	Accessories	1,621,650.52	-	1,621,650.52
	Sports shoes	10,830,679.18	13,745,014.48	24,575,693.66
	sub-tota	20,760,550.36	13,745,014.48	34,505,564.84

For the Year Ended December 31, 2008	Sports wears	13,159,368.01	-	13,159,368.01
	Accessories	2,193,208.67	-	2,193,208.67
	Sports shoes	15,065,668.75	15,010,725.18	30,076,393.94
	sub-total	30,418,245.43	15,010,725.18	45,428,970.61

For the Nine Months Ended September 30, 2009	Sports wears	15,105,609.61	-	15,105,609.61
	Accessories	2,820,805.64	-	2,820,805.64
	Sports shoes	10,540,716.10	13,890,826.81	24,431,542.91
	sub-total	28,467,131.35	13,890,826.81	42,357,958.16

We believe that the use of independent contract manufacturers afford us additional liquidity and flexibility. We do not have any long-term contracts with any of our manufacturers; however, we have long-standing relationships with many of our manufacturers and believe our relationships to be good.

In 2009, we subcontracted our sports shoes production to eight (8) main factories in Fujian province in the PRC. They are: Xinli Shoes Co., Ltd. (Jinjiang City), which counted for 19.65％ of the total shoes subcontracted amount in 2009; Liweng Shoes Co., Ltd. (Jinjiang City), 14.08％; Dongzheng Shoes Co., Ltd. (Jinjiang City), 13.69％; Yiming (Jinjiang) Shoes Co., Ltd., 13.02％; Jielongbao Shoes Co., Ltd. (Jinjiang City), 10.51％; Xinqile (Fujian) Shoes Co., Ltd., 10.35％; Meilida Shoes Co., Ltd. (Jinjiang City), 10.04％; and Dingfeng Shoes Co., Ltd. (Jinjiang City), 8.66％. These 8 factories in total counted for 90% of the shoes subcontracted in 2009.

Additionally, the following five (5) subcontractors produced approximately 90% of all our sportswear and accessories. Their names and percentages are: Zifeng Clothing Factory (Banfu Town, Zhongshan City), 30.79％; Qigao Clothing Co., Ltd. (Heshan City), 22.56％; Guhe Clothing Co., Ltd. (Xiamen City),15.10％; Ouwen Sport Products Co., Ltd. (Guangzhou City);11.28％; and Quanhuang Clothing & Accessories Co., Ltd. (Shishi City); 10.52％.

Shoe Production

We focus on designing and producing basketball shoes, which count for 35% of our total shoe production for the year ended 2008. In addition, we produce casual shoes, jogging shoes and outdoor sports shoes, including the skiing shoes.

The sole of the basketball shoes was developed and manufactured by the Company which combines latest technology and designs. The sole helps stabilize and protect the joints. The price of the sole is reasonable and very competitive in the industry. It has the following features:

Cushioning Function: The cushioning features are divided into structural and material. Examples of the structural feature include the hive structure and arch structure. Examples of the material feature include the air cushion and shock absorption rubber. The index to evaluate the cushioning function, no matter the material test or human body test, is based on the peak value of the impact force during the vertical counterforce test or the peak value of the negative acceleration. The lower the peak value of the impact force or the negative acceleration, the better the cushioning function the shoe acquires, which will greatly reduce the chance of body injury.

Stabilization Function: The middle and upper parts of the basketball shoes are also the focus of our research and development. Those parts have the functions of stabilizing joints, preventing ankle sprains, protecting the instep as well as the Achilles tendon.

Non-Slip Function: The non-slip function of the soles is also the friction function. The key relies on the width and depth of the sole veins. The change of the vein shapes will increase the friction force of the shoes and accordingly will effectively improve the non-slip function. So far, the “人-shape” vain is still the symbol of the most powerful ground-grasping capacity.

Rebounding Function: The function tests during the R&D process are divided into two categories, (1) Material Test: place the shoes on a test board or ground, and test the shoes itself; (2) Human Body Test: a volunteer will put on the shoes and test the shoes in different phases (walking, running, and vertical jumping). The vertical jumping test reveals that there is no difference in the jumping height with or without the shoes, which demonstrates that the springing capacity required for jumping does not have substantial improvement. We speculate the reason could be resulting from the shoes’ failure to correspond with the human bouncing power.

We also develop and manufacture the rubber sole of the skiing shoes. We apply the country-leading “One-time Rubber Injection” technology which will reduce the cost, improve the physical features and appearance of the product, and save energy consumption by 15%. The Kobe-series products combine both the sport and casual characteristics. Our skiing shoes are designed specifically for skiing and combine a variety of technologies. The main characteristics include: the cushioning function of the sole and the worn-free design of the shoelace. The products adopt special enduring materials on most parts of the shoes to ensure the comfortability.

In addition, our jogging shoes also apply a variety of technologies which greatly reduce its weight and increase its endurance. A series of new technologies are applied in the uppers of the shoes which support the shoe body with the lightest skeleton. The sole and the TPU-tray support the foot arches which together with breathing cannelures prevent the fatigue of the feet after long jogging. The key R&D concept is making the shoe sole as the continuance of the foot. The wearer will barely feel the existence of the shoes when jogging.

Sportswear Production

We focus on tracksuits, basketball wear and t-shirts, which counted for 30%, 25% and 25%, respectively, of our 2009 sportswear production. In addition, we have casual wear collection and a small portion of fashion wear collection.

Our Kobe branded sportswear has its unique features. We selected and purchased raw materials ourselves; fabrics produced by weaving companies in accordance with our requirements on color, function and vain developed by our internal designing departments; as well as, environmentally friendly products produced with Nano Technologies.

Warm-Keeping Feature: Our outdoor sport suits are designed in a way that both keep warm and light and portable. We add special ceramic powders such as chromium oxide, magnesium oxide, zirconium oxide into compound fiber liquids such as polyester fiber. The minor ceramic powder on the Nano-level can absorb visible lights such as sunlight and transfer the lights into heat, and can also reflect the infrared rays produced by human body, which enable the material to acquire superior warm-keeping capacities.  In addition, following the bionics principles, we design the internal structure of the polyester fiber referring to that of the poly bears, which enable the fiber to acquire both lightness and warm-keeping features. On the other hand, manufacturing the suits or fibers into two or three-layer which increase the number of non-circulating layers is also one of the traditional measures to keep warm.

Antibiotic and Antiodour Features: We add antibiotic chemicals into the fiber and make sure they will not be easily worn out. We also make sure the antibiotic chemicals are non-poisonous or little poisonous. In addition, by combining certain chemicals together, we are able to effectively shield the ultraviolet.

Sports Accessories

We mainly produce the following sports accessories: sports bag, wristlet, basketball, travel bag, hat, sport socks, and scarf, etc.

Basketball: our basketballs are manufactured in compliance with International Basketball Association standards and borne our brand name. Advantages include: high-quality inner tube material; special outer skin material, non-slip, enduring, and sweat absorption, etc.

Shields: our designed shields have good flexibility and supporting capacity and equal pressure on specially made Coolprene materials.

Sport & Casual Bags: they are portable, fashionable, humanity designs and structures and have streamlined production techniques. We target customers for use of studying, traveling and outdoor exploring.

Sport & Casual Socks: they have sweat absorption design, streamline production techniques and comprehensive cushion protection.

Production Capacity

We currently have four production lines with a total capacity of 2.4 millions pairs of sports shoes per year. It contributes about 45% - 55% of total sports shoes sold each year. The remaining 45% - 55% of total sports shoes are subcontracted out each year. We plan to set up 6 more production lines in 2010 and increase in total capacity to 6 millions pairs of sports shoes per year. We believe that self-owned production can better control quality than subcontracted.

Raw Materials and Suppliers

Leather, plastic, rubber, thread and other basic components are our main raw materials for the production of shoes. The Company's principal required raw material is quality leather, which it purchases from a selected group of Chinese suppliers. The global availability of common upper materials and specialty leathers eliminates any reliance by the Company upon a sole supplier. The Company purchases all of its other raw materials and component parts from a variety of sources, none of which is believed by the Company to be a dominant supplier. Alternative sources of supply are believed to be available to the Company.  Our top five (5) raw material suppliers are as below:

Suppliers	Supplied Raw Materials	Percentage of Total Supplied Amount in 2009
Jinjiang Daxin Shoes Co., Ltd.	Leather, plastic, rubber, thread and other basic components	10.34%
Jinjiang Zhongyu Leather & Clothes Co., Ltd.	Leather	9.00%
Jinjiang Libao Industrial Chemicals Co., Ltd.	Chemicals	7.92%
Jinjiang Lianfa Shoes Materials Co., Ltd.	Leather, plastic, rubber, thread and other basic components	7.68%
Quanzhou Baoshu Packing Co., Ltd.	Shoes boxes	7.68%
Total		42.62%

Product Design and Development

Our principal goal in product design is to generate new and exciting sport shoes and sportswear or accessories in all of our product lines with contemporary and progressive styles and comfort-enhancing performance features. Targeted to the active, youthful and style-savvy, we design most new styles to be fashionable and marketable to the 15 to 24 year-old consumer, while substantially all of our lines appeal to the broader range of 15 to 45 year-old consumers.

We believe that our products’ success is related to our ability to recognize trends in the footwear markets and to design products that anticipate and accommodate consumers’ ever-evolving preferences. We are able to quickly translate the latest fashion trends into stylish, quality footwear at a reasonable price by analyzing and interpreting current and emerging lifestyle trends. Lifestyle trend information is compiled and analyzed by our designers from various sources, including the review and analysis of modern music, television, cinema, clothing, alternative sports and other trend-setting media; traveling to domestic and international fashion markets to identify and confirm current trends; consulting with our retail and e-commerce customers for information on current retail selling trends; participating in major footwear trade shows to stay abreast of popular brands, fashions and styles; and subscribing to various fashion and color information services. In addition, a key component of our design philosophy is to continually reinterpret and develop our successful styles in our brands’ image.

Our products are designed and developed primarily by our in-house design staff. To promote innovation and brand relevance, we utilize dedicated design teams, who report to our senior design executives and focus on each of the men’s and women’s categories. In addition, we utilize outside design firms on an item-specific basis to supplement our internal design efforts. The design process is extremely collaborative, as members of the design staff frequently meet with the heads of retail, merchandising, sales, production and sourcing to further refine our products to meet the particular needs of the target market.

After a design team arrives at a consensus regarding the fashion themes for the coming season, the designers then translate these themes into our products. These interpretations include variations in product color, material structure and embellishments, which are arrived at after close consultation with our production department. Prototype blueprints and specifications are created and forwarded to our manufacturers for a design prototype. The design prototypes are then sent back to our design teams. Our major retail customers may also review these new design concepts. Customer input not only allows us to measure consumer reaction to the latest designs, but also affords us an opportunity to foster deeper and more collaborative relationships with our customers. We also occasionally order limited production runs that may initially be tested in our concept stores. By working closely with store personnel, we obtain customer feedback that often influences product design and development. Our design teams can easily and quickly modify and refine a design based on customer input.

Quality Control

We believe that quality control is an important and effective means of maintaining the quality and reputation of our products. Our quality control program is designed to ensure that not only finished goods meet our established design specifications, but also that all goods bearing our trademarks meet our standards for quality. Our quality control personnel perform an array of inspection procedures at various stages of the production process, including examination and testing of prototypes of key raw materials prior to manufacture, samples and materials at various stages of production and final products prior to shipment. Our employees are on-site at each of our major manufacturers to oversee production. For some of our lower volume manufacturers, our staff is on-site during significant production runs or we will perform unannounced visits to their manufacturing sites to further monitor compliance with our manufacturing specifications.

Sales and Marketing

Sales breakdown: our sports shoes sales counted for 70% and 65% of the total sales in our fiscal year ended December 31, 2007 and 2008. We also estimated that our shoes sales in 2009 will be decreased to 57% of the total sales. In the contrary, our sports wears sales are estimated to be increasing from 25% for the year ended December 31, 2007 to 36% of the total sales in 2009.  The revenue margin in sports shoes is lower than sports wears and sports accessories. The charts of sales breakdown by segment and margin by segment are as below:

Sales and Marketing Strategies

Product Orientation: Middle-ranged priced professional and functional sporting goods with high technical content. The products represent comfort, quality and high sports performance.

Target Consumers: 15-45 year olds: secondary school and university students that have a taste for fashion; middle-aged individuals that have a high purchase power and preference for quality.

Target Market: we mainly focus on second and third-tier cities with trendy consumers and professional athletes.

Expansion of Sales Network: Although international brands such as Nike and Adidas have a high market share, domestic brands are more capable of penetrating into smaller cities and provinces. We plan to expand our sales channel to second and third-tier cities of primary markets, and first and second-tier cities. Therefore, our strategy is to focus on brand promotion in first-tier cities, establish many retail outlets in second-tier cities and open flagship stores in third-tier cities. Below are our different levels of targeted markets:

Area	Primary Market	Secondary Market	Tertiary Market
Northern China	Beijing Tianjin	Hebei Inner Mongolia	Shanxi
Northeast China	Liaoning	Heilongjiang	Jilin
Eastern China	Shanghai Zhejiang	Jiangsu Fujian	Anhui, Shandong Jiangxi
Southern China	Guangdong Hunan	Henan Hubei	Guangxi Zhuang A.R. Hainan
Southwest China	Chongqing Sichuan	Guizhou Yunnan	Tibet
Northwest China	Shaanxi Qinghai	Gansu Ningxia Hui A.R.	Xinjiang Uygur A.R.

The map below shows our sales network and the locations of our franchise stores:

In addition, we also sponsor sports events to gain a higher brand exposure or sponsor gyms, which are a main exercising venue for the target consumer group. The Kobe brand is able to infiltrate the target consumers’ daily lives and hence cultivate brand loyalty. Further, we plan to design a website with a large online media company that represents the unique characteristics of the Kobe brand.

Business Model

Franchising

Franchising is popular among enterprises in the sporting goods industry due to the following advantages: sales staff of franchisees are placed closed to, and hence can influence target consumers; market reaction can be quickly observed; enables refunds and exchange, which improves the brand’s credibility; shortens the period of time for products to be introduced to the market; and Easy to manage, where the sales functions are subcontracted to outsiders.

Hengfeng, as the franchisor, grants the franchisees the right to distribute its products, techniques, and trademarks for a percentage of gross monthly sales. We also provide the franchisees with advertising, staff training and other support services. Franchising standardizes the shop design, product display, products, service, brand image and management.

Self-owned

Self-owned stores have the following advantage: increase in profit margin per item sold for the Company although self owned shops need to take up their owned running costs and increase in time required for the management to run the shops, sales staff of  the Company would be closed to customers and react quickly for any change in consumers’ taste.

We do not have any self owned shops up to date. However, we plan to set up 50 self owned shops in year 2010 which will increase our revenue 20% per year for coming five years.

Our development plan for the franchising and self-owned stores is as below:

	2009	2010 (e)	2011 (e)	2012 (e)
No. of Franchisees	869	1,243	1,492	1,790
No. of Self-Owned	0	50	60	72
Total	869	1,293	1,552	1,862

Competition

Competition in the sport shoes and sportswear industry is intense. Although we believe that we do not compete directly with any single company with respect to its entire range of products, our products compete with other branded products within their product category as well as with private label products sold by retailers, including some of our customers. Our sport shoes compete with sports shoes offered by international companies such as Nike, Inc., adidas AG, Puma AG, and New Balance Athletic Shoe, Inc. and PRC companies such as Anta Sports Products Limited, Li Ning Company Limited and Qiaodan (China) Co., Ltd. In varying degrees, depending on the product category involved, we compete on the basis of style, price, quality, comfort and brand name prestige and recognition, among other considerations. These and other competitors pose challenges to our market share in our major domestic markets and may make it more difficult to establish our products in the PRC. We also compete with numerous manufacturers, importers and distributors of footwear for the limited shelf space available for the display of such products to the consumer. Moreover, the general availability of contract manufacturing capacity allows ease of access by new market entrants. Many of our competitors are larger, have been in existence for a longer period of time, have achieved greater recognition for their brand names, have captured greater market share and/or have substantially greater financial, distribution, marketing and other resources than we do. We cannot be certain that we will be able to compete successfully against present or future competitors, or that competitive pressures will not have a material adverse effect on our business, financial condition and results of operations.

Growth Strategy

We intend to improve our sales network, production capacity, increase our research expenditure and brand promotion of the Kobe brand, a brand that belongs to Fujian Jingjiang Hengfeng Shoes & Garment Co., Ltd., by using the following means:

Expand Sales Network: To provide training, advertising and marketing assistance, and renovation subsidies to franchisees and increase the number of franchisees from 869 in 2009 to 1862 by 2012, representing approximately the rate of 114% within 3 years.

Expand Production Facility: To construct a new factory of 20,000m2 and increase the 4 production lines to 10, which would raise annual production capacity from 2.4 million to 6 million pairs by 2010.

Diversify Products: To diversify products from basketball shoes to other types of shoes and clothes for outdoor activities, and to keep the product mix of 43%: 57% of sports wears and accessories to sports shoes.

IT System Upgrades: Introduce Management Information System (MIS) to efficiently monitor sales and inventory status of various stores and franchisees to conduct sales analysis and forecasts

Research and Development: To improve on existing technology, such as the perspiration absorption system, to increase the competitiveness of Kobe products.

Human Capital: To hire an experienced design team to introduce innovative and Trendy products targeted for consumers’ taste and preference in order to further boost sales.

Intellectual Properties

We own and utilize a variety of trademarks, including the Kobe trademark. We continuously look to increase the number of our trademarks and potential design patents where necessary to protect valuable intellectual property. We regard our trademarks and other intellectual property as valuable assets and believe that they have significant value in the marketing of our products. We vigorously protect our trademarks against infringement, including through the use of cease and desist letters, administrative proceedings and lawsuits.

We rely on trademark, patent, copyright and trade secret protection, non-disclosure agreements and licensing arrangements to establish, protect and enforce intellectual property rights in our logos, trade names and in the design of our products. In particular, we believe that our future success will largely depend on our ability to maintain and protect the Kobe trademark and other key trademarks. Despite our efforts to safeguard and maintain our intellectual property rights, we cannot be certain that we will be successful in this regard. Furthermore, we cannot be certain that our trademarks, products and promotional materials or other intellectual property rights do not or will not violate the intellectual property rights of others, that our intellectual property would be upheld if challenged, or that we would, in such an event, not be prevented from using our trademarks or other intellectual property rights. Such claims, if proven, could materially and adversely affect our business, financial condition and results of operations. In addition, although any such claims may ultimately prove to be without merit, the necessary management attention to and legal costs associated with litigation or other resolution of future claims concerning trademarks and other intellectual property rights could materially and adversely affect our business, financial condition and results of operations.

The laws of certain foreign countries do not protect intellectual property rights to the same extent or in the same manner as do the laws of the PRC. Although we continue to implement protective measures and intend to defend our intellectual property rights vigorously, these efforts may not be successful or the costs associated with protecting our rights in certain jurisdictions may be prohibitive. From time to time we discover products in the marketplace that are counterfeit reproductions of our products or that otherwise infringe upon intellectual property rights held by us. Actions taken by us to establish and protect our trademarks and other intellectual property rights may not be adequate to prevent imitation of our products by others or to prevent others from seeking to block sales of our products as violating trademarks and intellectual property rights. If we are unsuccessful in challenging a third party’s products on the basis of infringement of our intellectual property rights, continued sales of such products by that or any other third party could adversely impact the Kobe brand, result in the shift of consumer preferences away from our products and generally have a material adverse effect on our business, financial condition and results of operations.

All products and logos below are protected by patents issued by the Trademark Office State Administration for Industry and Commerce of People’s Republic of China.

Date	Number	Registered Trademark
12/21/1999	1345896	FREE AIR FEET/天足概念
06/14/2000	1408187	KB8Kobe/科比
11/21/2001	1669434	AirŸcarter 新飞人‧卡特
01/16/2004	3740958	(Exhibit ‘a’)
05/08/2004	ZC4052099SL	(Exhibit ‘b’)
06/28/2006	3740959	KB8
06/28/2006	3740970	科比
07/28/2006	3750412	天足概念
08/07/2006	3750413	FREE AIR FEET
01/07/2007	3829504	KOBE8
12/21/2007	ZC3976339SL	KING JAMES
05/16/2008	4185429	科比飞人

Environmental Protection

Compliance with national, provincial or local provisions which have been enacted or adopted regulating the discharge of materials into the environment, or otherwise relating to the protection of the environment have not had, nor are they expected to have, any material effect on the capital expenditures, earnings or competitive position of the Company. The Company uses and generates certain substances and wastes that are or can be regulated or may be deemed hazardous under certain national, provincial or local regulations with respect to the environment. The Company from time to time works with government agencies to resolve cleanup issues at waste sites and other regulatory issues.

Properties

Our corporate headquarter and factory is located at Yangdai Village, Chendai County, Jinjiang City, Fujian Province in the PRC, which consist of an aggregate of approximately 50,000 square meters.  Such facility, which is situated on approximately 7,500 square meters of developed land, is leased from the Chinese government for a period of 50 years and is scheduled to expire in 2057.

Insurance

We have obtained insurance for our properties, including our office building, factory and equipment, etc. for a total of $2,000,000 insured amount, from September 1, 2009 until September 1, 2010, which we renew annually.

Employees

As of the date hereof, we have approximately 1000 full-time employees. The breakdown of our employees by department is:

General and Administration Department	60
Production Department	600
Shoe Sole Department	250
Sales Department	40
Research and Development	50

We have employment agreements with our employees for one-year term which are subject to renew every year. We believe we have good relations with our employees.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities.  The statements contained in or incorporated herein that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, you may lose all or part of your investment.

Risks Relating to Our Business

The effects of the recent global economic slowdown may continue to have a negative impact on our business, results of operations or financial condition.

The recent global economic slowdown has caused disruptions and extreme volatility in global financial markets, increased rates of default and bankruptcy, and declining consumer and business confidence, which has led to decreased levels of consumer spending, particularly on discretionary items such as footwear and sports wear. These macroeconomic developments have and could continue to negatively impact our business, which depends on the general economic environment and levels of consumer spending in the PRC and other parts of the world that affect not only the ultimate consumer, but also retailers, who are our primary direct customers. As a result, we may not be able to maintain or increase our sales to existing customers, make sales to new customers, open and operate new retail stores, maintain sales levels at our existing stores, maintain or increase our international operations on a profitable basis, or maintain or improve our earnings from operations as a percentage of net sales. If the global economic slowdown continues for a significant period or continues to worsen, our results of operations, financial condition, and cash flows could be materially adversely affected.

Our results of operations are cyclical and could be adversely affected by fluctuations in the raw materials such as artificial leather, shoes sole and fabric.

We are largely dependent on the cost and supply of raw materials such as artificial leather, shoes sole and fabric and the selling price of our products, which are determined by constantly changing and volatile market forces of supply and demand as well as other factors over which we have little or no control. These other factors include:

•	competing demand for the raw materials,

•	environmental and conservation regulations, and

•	economic conditions,

We cannot assure you that all or part of any increased costs experienced by us from time to time can be passed along to consumers of our products, in a timely manner or at all.

Substantially all of our business, assets and operations are located in the PRC.

Substantially all of our business, assets and operations are located in PRC. The economy of PRC differs from the economies of most developed countries in many respects. The economy of PRC has been transitioning from a planned economy to a market-oriented economy. Although in recent years the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in PRC is still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry by imposing industrial policies. It also exercises significant control over PRC’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Some of these measures benefit the overall economy of PRC, but may have a negative effect on us.

Our management has no experience in managing and operating a public company. Any failure to comply or adequately comply with federal securities laws, rules or regulations could subject us to fines or regulatory actions, which may materially adversely affect our business, results of operations and financial condition.

Our current management has no experience managing and operating a public company and relies in many instances on the professional experience and advice of third parties including its attorneys and accountants. Failure to comply or adequately comply with any laws, rules, or regulations applicable to our business may result in fines or regulatory actions, which may materially adversely affect our business, results of operation, or financial condition and could result in delays in achieving the development of an active and liquid trading market for our stock.

Our business and the success of our products could be harmed if we are unable to maintain our brand image.

Our success to date has been due in large part to the strength of the Kobe brand, and to a lesser degree, the reputation of our fashion brands. If we are unable to timely and appropriately respond to changing consumer demand, our brand name and brand image may be impaired. Even if we react appropriately to changes in consumer preferences, consumers may consider our brand image to be outdated or associate our brand with styles of footwear that are no longer popular. In the past, several footwear companies including ours have experienced periods of rapid growth in revenues and earnings followed by periods of declining sales and losses. Our business may be similarly affected in the future.

Our plans to expand our production, to increase research and development and to improve and upgrade our internal control and management system will require capital expenditures in 2010.

Our plans to expand our production, to increase our research and development and to improve and upgrade our internal control and management system will require capital expenditures in 2010. We may also need further funding for working capital, investments, potential acquisitions and research and development and other corporate requirements. We cannot assure you that cash generated from our operations will be sufficient to fund these development plans, or that our actual capital expenditures and investments will not significantly exceed our current planned amounts. If either of these conditions arises, we may have to seek external financing to satisfy our capital needs. Our ability to obtain external financing at reasonable costs is subject to a variety of uncertainties. Failure to obtain sufficient external funds for our development plans could adversely affect our business, financial condition and operating performance.

We derive all of our revenues from sales in the PRC and any downturn in the Chinese economy could have a material adverse effect on our business and financial condition.

All of our revenues are generated from sales in the PRC. We anticipate that revenues from sales of our products in the PRC will continue to represent the substantial portion of our total revenues in the near future. Our sales and earnings can also be affected by changes in the general economy since purchases of pork products are generally discretionary for consumers. Our success is influenced by a number of economic factors which affect disposable consumer income, such as employment levels, business conditions, interest rates, oil and gas prices and taxation rates. Adverse changes in these economic factors, among others, may restrict consumer spending, thereby negatively affecting our sales and profitability.

Our planned expansion could be delayed or adversely affected by, among other things, difficulties in obtaining sufficient financing, technical difficulties, or human or other resource constraints.

Our planned expansion could be delayed or adversely affected by, among other things, difficulties in obtaining sufficient financing, technical difficulties, or human or other resource constraints. Moreover, the costs involved in these projects may exceed those originally contemplated. Costs savings and other economic benefits expected from these projects may not materialize as a result of any such project delays, cost overruns or changes in market circumstances. Failure to obtain intended economic benefits from these projects could adversely affect our business, financial condition and operating performances.

We encounter substantial competition in our business and any failure to compete effectively could adversely affect our results of operations.

Competition in the sport shoes and sportswear industry is intense. Although we believe that we do not compete directly with any single company with respect to its entire range of products, our products compete with other branded products within their product category as well as with private label products sold by retailers, including some of our customers. Our sport shoes compete with sports shoes offered by international companies such as Nike, Inc., adidas AG, Puma AG, and New Balance Athletic Shoe, Inc. and PRC companies such as Anta Sports Products Limited, Li Ning Company Limited and Qiaodan (China) Co., Ltd. We anticipate that our competitors will continue to expand and seek to obtain additional market share with competitive price and performance characteristics. Aggressive expansion of our competitors or the entrance of new competitors into our markets could have a material adverse effect on our business, results of operations and financial condition.

Our limited operating history may not serve as an adequate basis to judge our future prospects and results of operations.

Our limited operating history in the sports goods industry may not provide a meaningful basis for evaluating our business. Hengfeng entered into its current line of business “Kobe” branded shoes, sportswear and accessories in 2003, although it is established in 1992. Although its revenues have grown rapidly since its inception, we cannot guaranty that we will maintain profitability or that we will not incur net losses in the future. We will continue to encounter risks and difficulties that companies at a similar stage of development frequently experience, including the potential failure to:

•	obtain sufficient working capital to support our expansion;

•	expand our product offerings and maintain the high quality of our products;

•	manage our expanding operations and continue to fill customers’ orders on time;

•	maintain adequate control of our expenses allowing us to realize anticipated income growth;

•	implement our product development, sales, and acquisition strategies and adapt and modify them as needed;

•	successfully integrate any future acquisitions; and

•
anticipate and adapt to changing conditions in the sportswear industry resulting from changes in government regulations, mergers and acquisitions involving our competitors, technological developments and other significant competitive and market dynamics.

If we are not successful in addressing any or all of the foregoing risks, our business may be materially and adversely affected.

We need to manage growth in operations to maximize our potential growth and achieve our expected revenues and our failure to manage growth will cause a disruption of our operations resulting in the failure to generate revenue at levels we expect.

In order to maximize potential growth in our current and potential markets, we believe that we must expand our producing operations. This expansion will place a significant strain on our management and our operational, accounting, and information systems. We expect that we will need to continue to improve our financial controls, operating procedures, and management information systems. We will also need to effectively train, motivate, and manage our employees. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

We cannot assure you that our growth strategy will be successful which may result in a negative impact on our growth, financial condition, results of operations and cash flow.

One of our strategies is to develop self-owned stores. However, many obstacles to entering such new markets exist including, but not limited to, established companies in such existing markets in the PRC. We cannot, therefore, assure you that we will be able to successfully overcome such obstacles and establish our products in any additional markets. Our inability to implement this organic growth strategy successfully may have a negative impact on our growth, future financial condition, results of operations or cash flows.

If we need additional capital to fund our growing operations, we may not be able to obtain sufficient capital and may be forced to limit the scope of our operations.

If adequate additional financing is not available on reasonable terms, we may not be able to expand our production lines and to develop self-owned stores, and we would have to modify our business plans accordingly. There is no assurance that additional financing will be available to us.

In connection with our growth strategies, we may experience increased capital needs and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments. Our capital needs will depend on numerous factors, including (i) our profitability; (ii) the release of competitive products by our competition; (iii) the level of our investment in research and development; and (iv) the amount of our capital expenditures, including acquisitions. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

In recent years, the securities markets in the United States have experienced a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values or prospects of such companies. For these reasons, our securities can also be expected to be subject to volatility resulting from purely market forces over which we will have no control. If we need additional funding we will, most likely, seek such funding in the United States (although we may be able to obtain funding in the PRC) and the market fluctuations affect on our stock price could limit our ability to obtain equity financing.

If we cannot obtain additional funding, we may be required to: (i) limit our expansion; (ii) limit our marketing efforts; and (iii) decrease or eliminate capital expenditures. Such reductions could materially adversely affect our business and our ability to compete.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are favorable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to the Units. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

Need for additional employees.

The Company’s future success also depends upon its continuing ability to attract and retain highly qualified personnel. Expansion of the Company’s business and the management and operation of the Company will require additional managers and employees with industry experience, and the success of the Company will be highly dependent on the Company’s ability to attract and retain skilled management personnel and other employees. There can be no assurance that the Company will be able to attract or retain highly qualified personnel. Competition for skilled personnel in the construction industry is significant. This competition may make it more difficult and expensive to attract, hire and retain qualified managers and employees.

The loss of the services of our key employees, particularly the services rendered by Qionglin Lin, our General Manager and Director, Mendoza Anding Lin, our President, CEO and Chairman, Tommy Lo, our Chief Executive Officer, and Aling Lin, our Director, could harm our business.

Our success depends to a significant degree on the services rendered to us by our key employees.  If we fail to attract, train and retain sufficient numbers of these qualified people, our prospects, business, financial condition and results of operations will be materially and adversely affected. In particular, we are heavily dependent on the continued services of Qionglin Lin, our General Manager and Director, Mendoza Anding Lin, our President, CEO and Chairman, Tommy Lo, our Chief Executive Officer, and Aling Lin, our Director. The loss of any key employees, including members of our senior management team, and our inability to attract highly skilled personnel with sufficient experience in our industry could harm our business.

Our ability to compete could be jeopardized ff we are unable to protect our intellectual property rights or if we are sued for intellectual property infringement.

We believe that our trademarks and other proprietary rights are important to our success and our competitive position. We use trademarks on nearly all of our products and believe that having distinctive marks that are readily identifiable is an important factor in creating a market for our goods, in identifying us and in distinguishing our goods from the goods of others. We consider our trademarks to be among our most valuable assets, and we have registered these trademarks in many countries. In addition, we own many other trademarks that we utilize in marketing our products. We believe that our trademarks are generally sufficient to permit us to carry on our business as presently conducted. While we vigorously protect our trademarks against infringement, we cannot assure you that we will be able to secure patents or trademark protection for our intellectual property in the future or that protection will be adequate for future products. Further, we have been sued for patent and trademark infringement and cannot be sure that our activities do not and will not infringe on the intellectual property rights of others. If we are compelled to prosecute infringing parties, defend our intellectual property or defend ourselves from intellectual property claims made by others, we may face significant expenses and liability as well as the diversion of management’s attention from our business, each of which could negatively impact our business or financial condition.

In addition, the laws of foreign countries where we source and distribute our products may not protect intellectual property rights to the same extent as do the laws of the PRC. We cannot assure you that the actions we have taken to establish and protect our trademarks and other intellectual property rights outside the PRC will be adequate to prevent imitation of our products by others or, if necessary, successfully challenge another party’s counterfeit products or products that otherwise infringe on our intellectual property rights on the basis of trademark infringement. Continued sales of these products could adversely affect our sales and our brand and result in the shift of consumer preference away from our products. We may face significant expenses and liability in connection with the protection of our intellectual property rights outside the PRC, and if we are unable to successfully protect our rights or resolve intellectual property conflicts with others, our business or financial condition could be adversely affected.

Our principal stockholder is able to control substantially all matters requiring a vote of our stockholders and his interests may differ from the interests of our other stockholders.

As of the date hereof, Anding Lin, our President, beneficially owned 63% of our outstanding common stock. Mr. Lin may have different interests than our other stockholders, and because he is able to control substantially all matters requiring approval by our stockholders, he may direct the operations of our business in a manner contrary to the interests of our other stockholders. Matters that require the approval of our stockholders include the election of directors and the approval of mergers or other business combination transactions. Mr. Lin also has control over our management and affairs. As a result of such control, certain transactions are not possible without the approval of Mr. Lin, including proxy contests, tender offers, open market purchase programs or other transactions that can give our stockholders the opportunity to realize a premium over the then-prevailing market prices for their shares of our common stock.

Our failure to comply with increasingly stringent environmental regulations and related litigation could result in significant penalties, damages and adverse publicity for our business.

In recent years, the government of China has become increasingly concerned with the degradation of China’s environment that has accompanied the country’s rapid economic growth.  In the future, we expect that our operations and properties will be subject to extensive and increasingly stringent laws and regulations pertaining to, among other things, the discharge of materials into the environment and the handling and disposition of wastes (including solid and hazardous wastes) or otherwise relating to protection of the environment. Failure to comply with any laws and regulations and future changes to them may result in significant consequences to us, including civil and criminal penalties, liability for damages and negative publicity.  We cannot assure you that additional environmental issues will not require currently unanticipated investigations, assessments or expenditures, or that requirements applicable to us will not be altered in ways that will require us to incur significant additional costs.

We will incur significant costs to ensure compliance with United States corporate governance and accounting requirements.

We will incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

We may not be able to meet the accelerated filing and internal control reporting requirements imposed by the Securities and Exchange Commission resulting in a possible decline in the price of our common stock and our inability to obtain future financing.

As directed by Section 404 of the Sarbanes-Oxley Act, as amended by SEC Release No. 33-8934 on June 26, 2008, the Securities and Exchange Commission adopted rules requiring each public company to include a report of management on the company’s internal controls over financial reporting in its annual reports.  In addition, the independent registered public accounting firm auditing a company’s financial statements must also attest to and report on management’s assessment of the effectiveness of the company’s internal controls over financial reporting as well as the operating effectiveness of the company’s internal controls. Commencing with its annual report for the year ending December 31, 2010, we will be required to include a report of management on its internal control over financial reporting.  The internal control report must include a statement

•	Of management’s responsibility for establishing and maintaining adequate internal control over its financial reporting;

•	Of management’s assessment of the effectiveness of its internal control over financial reporting as of year end; and

•	Of the framework used by management to evaluate the effectiveness of our internal control over financial reporting.

Furthermore, in the following year, our independent registered public accounting firm is required to file its attestation report separately on our internal control over financial reporting on whether it believes that we have maintained, in all material respects, effective internal control over financial reporting.

While we expect to expend significant resources in developing the necessary documentation and testing procedures required by Section 404 of the Sarbanes-Oxley Act, there is a risk that we may not be able to comply timely with all of the requirements imposed by this rule.  In the event that we are unable to receive a positive attestation from our independent registered public accounting firm with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements and our stock price and ability to obtain equity or debt financing as needed could suffer.

In addition, in the event that our independent registered public accounting firm is unable to rely on our internal controls in connection with its audit of our financial statements, and in the further event that it is unable to devise alternative procedures in order to satisfy itself as to the material accuracy of our financial statements and related disclosures, it is possible that we would be unable to file our Annual Report on Form 10-K with the Securities and Exchange Commission, which could also adversely affect the market price of our securities and our ability to secure additional financing as needed.

The transaction involves a reverse merger of a foreign company into a domestic shell company, so that there is no history of compliance with United States securities laws and accounting rules.

In order to be able to comply with United States securities laws, Kobe Sport prepared its financial statements for the first time under U.S. generally accepted accounting principles and recently had its initial audit of its financial statements in accordance with Public Company Accounting Oversight Board (United States). As the Company does not have a long term familiarity with U.S. generally accepted accounting principles, it may be more difficult for it to comply on a timely basis with SEC reporting requirements than a comparable domestic company.

Risks Relating to the People's Republic of China

Certain political and economic considerations relating to the PRC could adversely affect our company.

The PRC is transitioning from a planned economy to a market economy. While the PRC government has pursued economic reforms since its adoption of the open-door policy in 1978, a large portion of the PRC economy is still operating under five-year plans and annual state plans. Through these plans and other economic measures, such as control on foreign exchange, taxation and restrictions on foreign participation in the domestic market of various industries, the PRC government exerts considerable direct and indirect influence on the economy. Many of the economic reforms carried out by the PRC government are unprecedented or experimental, and are expected to be refined and improved. Other political, economic and social factors can also lead to further readjustment of such reforms. This refining and readjustment process may not necessarily have a positive effect on our operations or future business development. Our operating results may be adversely affected by changes in the PRC’s economic and social conditions as well as by changes in the policies of the PRC government, such as changes in laws and regulations (or the official interpretation thereof), measures which may be introduced to control inflation, changes in the interest rate or method of taxation, and the imposition of restrictions on currency conversion in addition to those described below.

The recent nature and uncertain application of many PRC laws applicable to us create an uncertain environment for business operations and they could have a negative effect on us.

The PRC legal system is a civil law system. Unlike the common law system, the civil law system is based on written statutes in which decided legal cases have little value as precedents. In 1979, the PRC began to promulgate a comprehensive system of laws and has since introduced many laws and regulations to provide general guidance on economic and business practices in the PRC and to regulate foreign investment. Progress has been made in the promulgation of laws and regulations dealing with economic matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. The promulgation of new laws, changes of existing laws and the abrogation of local regulations by national laws could have a negative impact on our business and business prospects.

Currency conversion could adversely affect our financial condition.

The PRC government imposes control over the conversion of Renminbi into foreign currencies. Under the current unified floating exchange rate system, the People’s Bank of China publishes an exchange rate, which we refer to as the PBOC exchange rate, based on the previous day’s dealings in the inter-bank foreign exchange market. Financial institutions authorized to deal in foreign currency may enter into foreign exchange transactions at exchange rates within an authorized range above or below the PBOC exchange rate according to market conditions.

Pursuant to the Foreign Exchange Control Regulations of the PRC issued by the State Council which came into effect on April 1, 1996, and the Regulations on the Administration of Foreign Exchange Settlement, Sale and Payment of the PRC which came into effect on July 1, 1996, regarding foreign exchange control, conversion of Renminbi into foreign exchange by Foreign Investment Enterprises, or FIEs, for use on current account items, including the distribution of dividends and profits to foreign investors, is permissible. FIEs are permitted to convert their after-tax dividends and profits to foreign exchange and remit such foreign exchange to their foreign exchange bank accounts in the PRC. Conversion of Renminbi into foreign currencies for capital account items, including direct investment, loans, and security investment, is still under certain restrictions. On January 14, 1997, the State Council amended the Foreign Exchange Control Regulations and added, among other things, an important provision, which provides that the PRC government shall not impose restrictions on recurring international payments and transfers under current account items.

Enterprises in the PRC (including FIEs) which require foreign exchange for transactions relating to current account items, may, without approval of the State Administration of Foreign Exchange, or SAFE, effect payment from their foreign exchange account or convert and pay at the designated foreign exchange banks by providing valid receipts and proofs.

Convertibility of foreign exchange in respect of capital account items, such as direct investment and capital contribution, is still subject to certain restrictions, and prior approval from the SAFE or its relevant branches must be sought.

Furthermore, the Renminbi is not freely convertible into foreign currencies nor can it be freely remitted abroad. Under the PRC’s Foreign Exchange Control Regulations and the Administration of Settlement, Sales and Payment of Foreign Exchange Regulations, Foreign Invested Enterprises are permitted either to repatriate or distribute its profits or dividends in foreign currencies out of its foreign exchange accounts, or exchange Renminbi for foreign currencies through banks authorized to conduct foreign exchange business. The conversion of Renminbi into foreign exchange by Foreign Invested Enterprises for recurring items, including the distribution of dividends to foreign investors, is permissible. The conversion of Renminbi into foreign currencies for capital items, such as direct investment, loans and security investment, is subject, however, to more stringent controls.

Our operating company is a FIE to which the Foreign Exchange Control Regulations are applicable. Accordingly, we will have to maintain sufficient foreign exchange to pay dividends and/or satisfy other foreign exchange requirements.

Exchange rate volatility could adversely affect our financial condition.

Since 1994, the exchange rate for Renminbi against the United States dollar has remained relatively stable, most of the time in the region of approximately RMB8.28 to $1.00. However, in 2005, the Chinese government announced that it would begin pegging the exchange rate of the Chinese Renminbi against a number of currencies, rather than just the U.S. dollar and, the exchange rate for the Renminbi against the U.S. dollar became RMB8.02 to $1.00. If we decide to convert Chinese Renminbi into United States dollars for other business purposes and the United States dollar appreciates against this currency, the United States dollar equivalent of the Chinese Renminbi we convert would be reduced. There can be no assurance that future movements in the exchange rate of Renminbi and other currencies will not have an adverse effect on our financial condition.

Since our assets are located in the PRC, any dividends of proceeds from liquidation are subject to the approval of the relevant Chinese government agencies.

Our operating assets are located inside the PRC. Under the laws governing Foreign Invested Enterprises in the PRC, dividend distribution and liquidation are allowed but subject to special procedures under the relevant laws and rules. Any dividend payment will be subject to the decision of the board of directors and subject to foreign exchange rules governing such repatriation. Any liquidation is subject to the relevant government agency’s approval and supervision as well as the foreign exchange control. This may generate additional risk for our investors in case of dividend payment and liquidation.

It may be difficult to affect service of process and enforcement of legal judgments upon our company and our officers and directors because they reside outside the United States.

As our operations are presently based in the PRC and our director and officer resides in the PRC, service of process on our company and such director and officer may be difficult to effect within the United States. Also, our main assets are located in the PRC and any judgment obtained in the United States against us may not be enforceable outside the United States.

Due to various restrictions under PRC laws on the distribution of dividends by our PRC Operating Companies, we may not be able to pay dividends to our stockholders.

The Wholly-Foreign Owned Enterprise Law (1986), as amended and The Wholly-Foreign Owned Enterprise Law Implementing Rules (1990), as amended and the Company Law of the PRC (2006) contain the principal regulations governing dividend distributions by wholly foreign owned enterprises. Under these regulations, wholly foreign owned enterprises may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. Additionally, such companies are required to set aside a certain amount of their accumulated profits each year, if any, to fund certain reserve funds. These reserves are not distributable as cash dividends except in the event of liquidation and cannot be used for working capital purposes. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. We may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from the Company’s profits.

Furthermore, if our subsidiaries in China incur debt on their own in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenues from our operations through these contractual or dividend arrangements, we may be unable to pay dividends on our common stock.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.

We are dependent on our relationship with the local government in the province in which we operate our business. Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

Future inflation in China may inhibit our ability to conduct business in China. In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. Rapid economic growth can lead to growth in the money supply and rising inflation. If prices for our products rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may have an adverse effect on profitability. These factors have led to the adoption by Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products.

If our land use rights are revoked, we would have no operational capabilities.

Under Chinese law land is owned by the state or rural collective economic organizations. The state issues to tenants the rights to use property. Use rights can be revoked and the tenants forced to vacate at any time when redevelopment of the land is in the public interest. The public interest rationale is interpreted quite broadly and the process of land appropriation may be less than transparent. Each of our operating subsidiaries rely on these land use rights as the cornerstone of their operations, and the loss of such rights would have a material adverse effect on our company.

Risks Relating to Our Securities

In order to raise sufficient funds to expand our operations, we may have to issue additional securities at prices which may result in substantial dilution to our shareholders.

If we raise additional funds through the sale of equity or convertible debt, our current stockholders’ percentage ownership will be reduced. In addition, these transactions may dilute the value of our securities outstanding. We may have to issue securities that may have rights, preferences and privileges senior to our common stock. We cannot provide assurance that we will be able to raise additional funds on terms acceptable to us, if at all. If future financing is not available or is not available on acceptable terms, we may not be able to fund our future needs, which would have a material adverse effect on our business plans, prospects, results of operations and financial condition.

Our securities have not been registered under the Securities Act, and cannot be sold without registration under the Securities Act or any exemption from registration.

Our securities should be considered a long-term, illiquid investment. Our securities have not been registered under the Securities Act, and cannot be sold without registration under the Securities Act or any exemption from registration. In addition, our securities are not registered under any state securities laws that would permit their transfer. Because of these restrictions and the absence of an active trading market for the securities, a shareholder will likely be unable to liquidate an investment even though other personal financial circumstances would dictate such liquidation.

We are not likely to pay cash dividends in the foreseeable future.

We currently intend to retain any future earnings for use in the operation and expansion of our business. Accordingly, we do not expect to pay any cash dividends in the foreseeable future, but will review this policy as circumstances dictate. Should we determine to pay dividends in the future, our ability to do so will depend upon the receipt of dividends or other payments from our PRC operating subsidiary may, from time to time, be subject to restrictions on its ability to make distributions to us, including restrictions on the conversion of RMB into U.S. dollars or other hard currency and other regulatory restrictions.

We may be subject to the penny stock rules which will make our securities more difficult to sell.

If we are able to obtain a listing of our securities on a national securities exchange, we may be subject in the future to the SEC’s “penny stock” rules if our securities sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the  customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for our securities. As long as our securities are subject to the penny stock rules, the holders of such securities may find it more difficult to sell their securities.

Our securities have not been listed for trading on the OTC Bulletin Board or on any stock exchange and there can be no assurance that there will be a market developed for our securities in the future.

Our securities have not been quoted or listed for trading on the OTC Bulletin Board or on any stock exchange. Although our management will apply to a senior exchange for listing of our securities, there can be no assurance that a public market for our shares will be developed. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. Even if a public market should develop, the price may be highly volatile. Because there may be a low price for our securities, many brokerage firms may not be willing to effect transactions in the securities. Even if an investor finds a broker willing to effect a transaction in our securities, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such securities as collateral for any loans.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition for the fiscal years ended December 31, 2009 and 2008, should be read in conjunction with our financial statements, and the notes to those financial statements that are included elsewhere in this Form 10-K. References in this section to “we,” “us,” “our,” or the “Company” are to the consolidated business of Kobe Sport, Nam Kwong and Hengfeng.

Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this From 10-K. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

COMPANY OVERVIEW

The Company, operating through its PRC subsidiary, Hengfeng, designs, develops, and manufactures “Kobe” brand shoes, sportswear and accessories in Jinjiang city, Fujian province. Around 50% of the shoes are produced by Hengfeng internally, while the clothes and accessories are outsourced to subcontractors. The Company incorporates innovate value-adding technology into its products, such as perspiration absorption system, 3D ventilation system and polyurethane anti-crease system to satisfy the demands and taste of target consumers. The Company sells its products through a valuable chain of 869 stores over the whole country in 2009. The Company targets to increase the number of stores by at least 20% each year within the coming five years, and both the turnover and net profit would be increased in the same line as the number of stores.

The main focus of the Company is on second and third-tier cities with trendy consumers and professional athletes. The targeted customers are those within 15-45 year olds, who are secondary school and university students that have a taste for fashion and those middle-aged individuals that have a high purchase power and preference for quality. Their products are middle-ranged priced for professionals and functional sporting goods with high technical content.

The principal factor affecting our financial performance is the size of our sales network. The market demand is so material that the increase of the number of sales points within our sales network can proportionally raise up our turnover and net profit. We plan to open more retail shops. They are mainly franchised and only a few to be self owned. Our turnover and net profit can be increased in line of the number of retail shops within our sales network.

RESULTS OF OPERATIONS

Results of Operations for the Year ended December 31, 2009 Compared to the Year ended December 31, 2008

The following tables set forth key components of our results of operations for the periods indicated, in US dollars, and key components of our revenue for the period indicated, in US dollars. The discussion following the table is based on these results.

	For the Years Ended	For the Years Ended
	December 31,	December 31,
	2009	2008
	(audited)	(audited)
NET REVENUES	$81,187,591	$63,406,121
COST OF SALES	(58,082,347)	(45,463,469)
GROSS PROFIT	23,105,244	17,942,652
OPERATING EXPENSES:
Selling	(2,315,635)	(2,932,230)
General and administrative	(1,990,451)	(1,742,675)
Total Operating Expenses	(4,306,086)	(4,674,905)
INCOME FROM OPERATIONS	18,799,158	13,267,747
OTHER INCOME (EXPENSE):
Interest income	258,717	77,603
Interest expense	(81,999)	(129,624)
Total Other Income (Expense)	176,718	(52,021)
INCOME BEFORE INCOME TAXES	18,975,876	13,215,726
INCOME TAX EXPENSE	(4,751,151)	(3,316,035)
NET INCOME	$14,224,725	$9,899,691
NONCONTROLLING INTEREST	(853,484)	(593,981)
NET INCOME ATTRIBUTABLE TO KOBE SPORT SHAREHOLDERS	13,371,241	9,305,710

OTHER COMPREHENSIVE INCOME:
Unrealized foreign currency translation gain	25,268	10,000,295
COMPREHENSIVE INCOME	$13,396,509	$10,306,005

Net Revenue:

Net revenue increased by $17,781,470 or 28%, from $63,406,121 for the year ended December 31, 2008 to US$81,187,591 for the year ended December 31, 2009.  Our overall net revenue increased because the sales network of our company increased from 730 franchised retail shops in 2008 to 869 franchised shops in 2009.

Cost of sales:

Cost of sales increased by $12,618,878, or 27.8%, from $45,463,469 for the year ended December 31, 2008 to US$58,082,347 for the year ended December 31, 2009.  The percentage increase in cost of sales is in line of the increase in revenue as mentioned above.

Gross profit:

Gross profit increased by $5,162,592, or 28.8%, from $17,942,652 for the year ended December 31, 2008 to US$23,105,244 for the year ended December 31, 2009.  The percentage increase in gross profit is the same as the percentage increase in revenue as mentioned above. The gross profit margin for year 2009 was about 28.5%, which is at the same level as that of 28.3% for year 2008.

Selling Expenses

Selling expenses primarily consist of advertising, compensation for salespersons and refurbishment subsidies paid to franchise stores. Selling expenses decreased by $616,595 from $2,932,230 for year 2008 to $2,315,635 for year 2009. The decrease was primarily a mixed effect of the increase of adverting costs from $1,759,254 for 2008 to $2,123,965 for 2009, and the decrease of refurbishment subsidies paid to franchise stores from approximately $1,015,090 for year 2008 to $0 for year 2009. Commencing from year 2009, the Company changed its marketing incentive program with franchise stores by paying rebates based on a certain fixed percentage of sales, instead of subsidies for the refurbishment of the franchise stores which were calculated based on the stores' areas.

General and Administrative Expenses

Selling expenses increased by $247,776, or 14.3%, from $1,742,675 for year 2008 to $1,990,451 for year 2009. The increase is generally a result of the expansion of the Company’s operations.

Income from Operations:

Income from operation was $13,267,747 for the year ended December 31, 2008, compared to $18,799,158 for the year ended December 31, 2009.  The increase of $5,531,411, or 41.7%, was primarily the result of  the increase in gross profit. Our income from operations increased because we increased our revenue at a greater rate than our expenses from operations increased.

Noncontrolling interests

Income atttibutable to noncontrolling interests was US$593,981 for the year ended December 31, 2008, compared to $853,484 for the year ended December 31, 2009.  The increase of $259,503, or 43.7%, was primarily the result of increase in net income. It is calculated as the 6% share of the net income for the current year.

Net Income attributable to Kobe Sport Shareholders

Net income attributable to Kobe Sport shareholders was US$9,305,710 for the year ended December 31, 2008, compared to $13,371,241 for the year ended December 31, 2009, an increase of $4,065,531 or 43.7%.  Our net income increased because our revenues increased.

LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2009, our balance of cash and cash equivalents was $17,387,929.  As of December 31, 2008, our balance of cash and cash equivalents was $7,400,057. The increase is due to increase in sales in year 2009, which leads to cash inflow from account receivables is much more than the payment to suppliers or other cash outflows during the year 2009. These funds were located in financial institutions located in China.

The primary uses of cash have been for selling and marketing expenses, employee compensation, research and development expenses and working capital. All funds received have been expended in the furtherance of growing the business, establishing brand portfolios, and used for the repayment of loans payable and acquisition payables.

The Company currently generates its cash flow through operations which it believes will be sufficient to sustain current level operations for at least the next twelve months.

CRITICAL ACCOUNTING POLICIES, ESTIMATES AND ASSUMPTIONS

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements. These financial statements are prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”), which requires us to make estimates and assumptions that affect the reported amounts of our assets, liabilities, revenues and expenditures, to disclose contingent assets and liabilities on the date of the financial statements, and to disclose the reported amounts of revenues and expenses incurred during the financial reporting period. The most significant estimates and assumptions include revenues recognition, valuation of inventories and provisions for income taxes. We continue to evaluate these estimates and assumptions that we believe to be reasonable under the circumstances. We rely on these evaluations as the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from those estimates. Some of our accounting policies require higher degrees of judgment than others in their application. We believe critical accounting policies as disclosed in this Report reflect the more significant judgments and estimates used in preparation of our financial statements. We believe there have been no material changes to our critical accounting policies and estimates.

Recent accounting pronouncements

In June 2009, the FASB established the FASB Accounting Standards CodificationTM (ASC) as the single source of authoritative U.S generally accepted accounting principles (GAAP) recognized by the FASB to be applied to nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. The ASC superseded all previously existing non-SEC accounting and reporting standards, and any prior sources of U.S. GAAP not included in the ASC or grandfathered are not authoritative. New accounting standards issued subsequent to June 30, 2009 are communicated by the FASB through Accounting Standards Updates (ASUs). The ASC did not change current U.S. GAAP but changes the approach by referencing authoritative literature by topic (each a “Topic”) rather than by type of standard. The ASC is effective for interim and annual periods ending after September 15, 2009. Adoption of the ASC did not have a material impact on the Company’s Consolidated Financial Statements, but references in the Company’s Notes to Consolidated Financial Statements to former FASB positions, statements, interpretations, opinions, bulletins or other pronouncements are now presented as references to the corresponding Topic in the ASC.

Effective January 1, 2009, the Company adopted FASB ASC 350-30 and ASC 275-10-50 (formerly FSP FAS 142-3, Determination of the Useful Life of Intangible Assets), which amends the factors that should be considered indeveloping renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Other Intangible Assets. The Company will apply ASC 350-30 and ASC 275-10-50 prospectively to intangible assets acquired subsequent to the adoption date. The adoption of these revised provisions had no impact on the Company’s Consolidated Financial Statements.

Effective January 1, 2009, the Company adopted FASB ASC 815-10-65 (formerly SFAS 161, Disclosures about Derivative Instruments and Hedging Activities), which amends and expands previously existing guidance on derivative instruments to require tabular disclosure of the fair value of derivative instruments and their gains and losses., This ASC also requires disclosure regarding the credit-risk related contingent features in derivative agreements, counterparty credit risk, and strategies and objectives for using derivative instruments. The adoption of this ASC did not have a material impact on the Company’s Consolidated Financial Statements.

Upon initial adoption of SFAS 157 on January 1, 2008, the Company adopted FASB ASC 820-10 (formerly FSP FAS 157-2, Effective Date of FASB Statement 157), which deferred the provisions of previously issued fair value guidance for nonfinancial assets and liabilities to the first fiscal period beginning after November 15, 2008. Deferred nonfinancial assets and liabilities include items such as goodwill and other non-amortizable intangibles. Effective April 1, 2009, the Company adopted the fair value guidance for nonfinancial assets and liabilities. The adoption of FASB ASC 820-10 did not have a material impact on the Company’s Consolidated Financial Statements.

Effective January 1, 2009, the Company adopted FASB ASC 810-10-65 (formerly SFAS 160, Non-controlling Interests in Consolidated Financial Statements — an amendment of ARB No. 51), which amends previously issued guidance to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary, which is sometimes referred to as minority interest, is an ownership interest in the consolidated entity that should be reported as equity. Among other requirements, this Statement requires that the consolidated net income attributable to the parent and the noncontrolling interest be clearly identified and presented on the face of the consolidated income statement. The presentation and disclosure requirements of the ASC Topics have been applied retrospectively for all periods presented in the accompanying consolidated balance sheets, statements of operations and statements of cash flows. The adoption of this pronouncement resulted in a change in the description and presentation of “minority interest” to “non-controlling interest”. However there was no impact on the Company’s financial position or net income attributable to stockholders for any periods presented.

Effective January 1, 2009, the Company adopted FASB ASC 805-10, (formerly SFAS 141R, Business Combinations), which establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any non-controlling interest in an acquiree and the goodwill acquired. In addition, the provisions in this ASC require that any additional reversal of deferred tax asset valuation allowance established in connection with fresh start reporting on January 7, 1998 be recorded as a component of income tax expense rather than as a reduction to the goodwill established in connection with the fresh start reporting. The Company will apply ASC 805-10 to any business combinations subsequent to adoption.

Effective January 1, 2009, the Company adopted FASB ASC 805-20 (formerly FSP FAS 141R-1, Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies), which amends ASC 805-10 to require that an acquirer recognize at fair value, at the acquisition date, an asset acquired or a liability assumed in a business combination that arises from a contingency if the acquisition-date fair value of that asset or liability can be determined during the measurement period. If the acquisition-date fair value of such an asset acquired or liability assumed cannot be determined, the acquirer should apply the provisions of ASC Topic 450, Contingences, to determine whether the contingency should be recognized at the acquisition date or after such date. The adoption of ASC 805-20 did not have a material impact on the Company’s Consolidated Financial Statements.

Effective July 1, 2009, the Company adopted FASB ASC 825-10-65 (formerly FSP FAS 107-1 and Accounting Principles Board 28-1, Interim Disclosures about Fair Value of Financial Instruments), which amends previous guidance to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. The adoption of FASB ASC 825-10-65 did not have a material impact on the Company’s Consolidated Financial Statements.

Effective July 1, 2009, the Company adopted FASB ASC 320-10-65 (formerly FSP FAS 115-2 and FAS 124-2, Recognition and Presentation of Other-Than-Temporary Impairments). Under ASC 320-10-65, another-thantemporary impairment must be recognized if the Company has the intent to sell the debt security or the Company is more likely than not will be required to sell the debt security before its anticipated recovery. In addition, ASC 320-10- 65 requires impairments related to credit loss, which is the difference between the present value of the cash flows expected to be collected and the amortized cost basis for each security, to be recognized in earnings while impairments related to all other factors to be recognized in other comprehensive income. The adoption of ASC 320-10-65 did not have a material impact on the Company’s Consolidated Financial Statements.

Effective July 1, 2009, the Company adopted FASB ASC 820-10-65 (formerly FSP FAS 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly), which provides guidance on how to determine the fair value of assets and liabilities when the volume and level of activity for the asset or liability has significantly decreased when compared with normal market activity for the asset or liability as well as guidance on identifying circumstances that indicate a transaction is not orderly. The adoption of ASC 820-10-65 did not have a material impact on the Company’s Consolidated Financial Statements.

Effective July 1, 2009, the Company adopted FASB ASC 855-10 (formerly SFAS 165, Subsequent Events), which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date, but before financial statements are issued or are available to be issued. Adoption of ASC 855-10 did not have a material impact on the Company’s Consolidated Financial Statements.

In the fourth quarter of fiscal 2009, the Company adopted ASC 715, Compensation – Retirement Benefits (formerly FASB FSP FAS 132(R)-1, Employers’ Disclosures about Postretirement Benefit Plan Assets), which expands the disclosure requirements about plan assets for defined benefit pension plans and postretirement plans. The adoption of these disclosure requirements has had no material effect on the Company’s Consolidated Financial Statements.

In the quarter ended December 31, 2009, the Company adopted ASC Update No. 2009-05, which provides guidance on measuring the fair value of liabilities under FASB ASC 820 (formerly SFAS 157, Fair Value Measurements). . The adoption of this Update has had no material effect on the Company’s Consolidated Financial Statements.

In January 2010, the FASB issued ASU No. 2010-05—Compensation—Stock Compensation (Topic 718): Escrowed Share Arrangements and the Presumption of Compensation. This Update simply codifies EITF Topic No. D-110, “Escrowed Share Arrangements and the Presumption of Compensation” dated June 18, 2009. ASU No. 2010-05 includes the SEC staff announcement at the EITF meeting that clarified SEC staff views on overcoming the presumption that for certain shareholders escrowed share arrangements represent compensation. Historically, the SEC staff has expressed the view that an escrowed share arrangement involving the release of shares to certain shareholders based on performance-related criteria is presumed to be compensatory. The SEC staff clarified that entities should consider the substance of the transaction in evaluating whether the presumption of compensation may be overcome, including whether the transaction was entered into for a reason unrelated to employment, such as to facilitate a financing transaction. In that situation, the staff generally believes that the escrowed shares should be reflected as a discount in the allocation of proceeds. The Company has applied the SEC staff announcement to any escrowed share arrangement effective from June 18, 2009.

New accounting pronouncement to be adopted

In June 2009, the FASB issued SFAS No. 166, Accounting for Transfers of Financial Assets – an amendment of FASB Statement No. 140, (codified by ASU No. 2009-16 issued in December 2009). SFAS No. 166 limits the circumstances in which a financial asset should be derecognized when the transferor has not transferred the entire financial asset by taking into consideration the transferor’s continuing involvement. The standard requires that a transferor recognize and initially measure at fair value all assets obtained (including a transferor’s beneficial interest) and liabilities incurred as a result of a transfer of financial assets accounted for as a sale. The concept of a qualifying special-purpose entity is removed from SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities,” along with the exception from applying FIN 46(R), Consolidation of Variable Interest Entities. The standard is effective for the first annual reporting period that begins after November 15, 2009 (i.e. the Company’s fiscal 2010). Earlier application is prohibited. It is expected the adoption of this Statement will have no material effect on the Company’s Consolidated Financial Statements.

In June 2009, the FASB issued SFAS No. 167, Amendments to FASB Interpretation No. 46(R), (codified by ASU No. 2009-17 issued in December 2009). The standard amends FIN No. 46(R) to require a company to analyze whether its interest in a variable interest entity (“VIE”) gives it a controlling financial interest. A company must assess whether it has an implicit financial responsibility to ensure that the VIE operates as designed when determining whether it has the power to direct the activities of the VIE that significantly impact its economic performance. Ongoing reassessments of whether a company is the primary beneficiary are also required by the standard. SFAS No. 167 amends the criteria to qualify as a primary beneficiary as well as how to determine the existence of a VIE. The standard also eliminates certain exceptions that were available under FIN No. 46(R). This Statement will be effective as of the beginning of the first annual reporting period that begins after November 15, 2009 (i.e. the Company’s fiscal 2010). Earlier application is prohibited. It is expected the adoption of this Statement will have no material effect on the Company’s Consolidated Financial Statements.

In August, 2009, the FASB issued ASC Update No. 2009-05 to provide guidance on measuring the fair value of liabilities under FASB ASC 820 (formerly SFAS 157, Fair Value Measurements). The Company is required to adopt Update 2009-05 in the quarter ended December 31, 2009. It is expected the adoption of this Update will have no material effect on the Company’s Consolidated Financial Statements.

In October 2009, the FASB concurrently issued the following ASC Updates (ASU):

•      ASU No. 2009-13—Revenue Recognition (ASC Topic 605): Multiple-Deliverable Revenue Arrangements (formerly EITF Issue No. 08-1). ASU No. 2009-13 modifies the revenue recognition guidance for arrangements that involve the delivery of multiple elements, such as product, software, services or support, to a customer at different times as part of a single revenue generating transaction. This standard provides principles and application guidance to determine whether multiple deliverables exist, how the individual deliverables should be separated and how to allocate the revenue in the arrangement among those separate deliverables. The standard also expands the disclosure requirements for multiple deliverable revenue arrangements.

•      ASU No. 2009-14—Software (ASC Topic 985): Certain Revenue Arrangements That Include Software Elements (formerly EITF Issue No. 09-3). ASU No. 2009-14 removes tangible products from the scope of software revenue recognition guidance and also provides guidance on determining whether software deliverables in an arrangement that includes a tangible product, such as embedded software, are within the scope of the software revenue guidance.

ASU No. 2009-13 and ASU No. 2009-14 should be applied on a prospective basis for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with earlier application permitted. Alternatively, an entity can elect to adopt these standards on a retrospective basis, but both these standards must be adopted in the same period using the same transition method. The Company expects to apply these ASU Updates on a prospective basis for revenue arrangements entered into or materially modified beginning January 1, 2011. The Company is currently evaluating the potential impact these ASC Updates may have on its financial position and results of operations.

In October 2009, the FASB also issued ASU No. 2009-15—Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing. ASU 2009-15 amends ASC 470-20, Debt with Conversion and Other Options, to provide accounting and reporting guidance for own-share lending arrangements issued in contemplation of convertible debt issuance. ASU 2009-15 is effective for fiscal years beginning on or after December 15, 2009 with retrospective application required.

In January 2010, the FASB issued the following ASC Updates:

•      ASU No. 2010-01—Equity (Topic 505): Accounting for Distributions to Shareholders with Components of Stock and Cash. This Update clarifies that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share). The amendments in this Update are effective for interim and annual periods ending on or after December 15, 2009 with retrospective application.

•      ASU No. 2010-02—Consolidation (Topic 810): Accounting and Reporting for Decreases in Ownership of a Subsidiary. This Update amends Subtopic 810-10 and related guidance to clarify that the scope of the decrease in ownership provisions of the Subtopic and related guidance applies to (i) a subsidiary or group of assets that is a business or nonprofit activity; (ii) a subsidiary that is a business or nonprofit activity that is transferred to an equity method investee or joint venture; and (iii) an exchange of a group of assets that constitutes a business or nonprofit activity for a non-controlling interest in an entity, but does not apply to: (i) sales of in substance real estate; and (ii) conveyances of petroleum and gas mineral rights. The amendments in this Update are effective beginning in the period that an entity adopts FAS 160 (now included in Subtopic 810-10).

•      ASU No. 2010-05—Compensation—Stock Compensation (Topic 718): Escrowed Share Arrangements and the Presumption of Compensation. This Update simply codifies EITF Topic D-110, “Escrowed Share Arrangements and the Presumption of Compensation and does not change any existing accounting standards.

•      ASU No. 2010-06—Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements. This Update amends Subtopic 820-10 that requires new disclosures about transfers in and out of Levels 1 and 2 and activity in Level 3 fair value measurements. This Update also amends Subtopic 820-10 to clarify certain existing disclosures. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements, which are effective for fiscal years beginning after December 15, 2010.

The Company expects that the adoption of the above Updates issued in January 2010 will not have any significant impact on its financial position and results of operations.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s Consolidated Financial Statements upon adoption.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons, also known as “special purpose entities” (SPEs).

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

Interest Rates. Our exposure to market risk for changes in interest rates relates primarily to our short-term investments and short-term obligations; thus, fluctuations in interest rates would not have a material impact on the fair value of these securities. At December 31, 2009, we had approximately $17,387,929 in cash and cash equivalents and $1,354,676 of bank loans.  A hypothetical 10% increase or decrease in interest rates would not have a material impact on our earnings or loss, or the fair market value or cash flows of these instruments.

Foreign Exchange Rates. The Company has carried out all of its operations within the PRC. All of those revenues derived and expenses and liabilities incurred are in Renminbi (the currency of the PRC). Thus, the revenues and operating results would not be impacted by exchange rate fluctuations in the currency of Renminbi.

MANAGEMENT

Appointment of New Directors and Officers

At the Closing Date of the Exchange Agreement, Thomas A. Rose and Marc J. Ross resigned as the officers of the Company and Qionglin Lin, Mendoza Anding Lin and Tommy Lo were appointed as the new officers of the Company. In addition, Thomas A. Rose, Marc J. Ross and Darrin M. Ocasio have resigned as the directors of the Company and Mendoza Anding Lin, Qionglin Lin and Aling Lin have been appointed as the new directors of the Company upon effectiveness of an information statement required by Rule 14f-1 promulgated under the Exchange Act.

The following table sets forth the names, ages, and positions of our new executive officer and director. Executive officers are elected annually by our Board of Directors.  Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified.  Directors are elected annually by our stockholders at the annual meeting.  Each director holds his office until his successor is elected and qualified or his earlier resignation or removal.

Name	Age	Position
Mendoza Anding Lin	33	President, CEO and Chairman
Qionglin Lin	41	General Manager and Director
Aling Lin	23	Director
Wing Sang Tommy Lo	43	Chief Financial Officer
Wenwei Yuan	46	Vice General Manager
Yongchun Lai	30	Finance Manager
Liping Cai	38	Sales & Operation Manager
Mingzhong Lin	42	Product Department Manager
Dong Shen	39	Administration Manager

A brief biography of each officer and director is more fully described in Item 5.02(c).  The information therein is hereby incorporated in this section by reference.

Employment Agreements

We currently do not have employment agreement with any our directors and executive officers.

Family Relationships

Mendoza Anding Lin and Qionglin Lin are brothers. Except as stated above, there are no family relationships between any of our directors or executive officers and any other directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers have been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Code of Ethics

Currently we do not have a code of ethics that applies to our officers, employees and directors.

EXECUTIVE COMPENSATION

Mondo Executive Compensation Summary

The following table sets forth all cash compensation paid by Mondo, for the year ended December 31, 2009 and 2008.  The table below sets forth the positions and compensations for each officer and director of the Company.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Thomas A. Rose, President and Director (1)	2009	$0	0	0	0	0	0	0	$0
	2008	$0	0	0	0	0	0	0	$0
Marc J. Ross, Secretary and Director (1)	2009	$0	0	0	0	0	0	0	$0
	2008	$0	0	0	0	0	0	0	$0
Darrin M. Ocasio Director (1)	2009	$0	0	0	0	0	0	0	$0
	2008	$0	0	0	0	0	0	0	$0

(1)
On the closing of the Share Exchange, Thomas A. Rose and Marc J. Ross resigned as the officers of the Company effective immediately. In addition, Thomas A. Rose, Marc J. Ross and Darrin M. Ocasio have resigned as the directors of the Company effective ten (10) days following the filing and mailing of a Schedule 14f-1.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

Our directors will not receive a fee for attending each board of directors meeting or meeting of a committee of the board of directors. All directors will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending board of director and committee meetings.

Hengfeng Executive Compensation Summary

The table below sets forth the positions and compensations for each officer and director of Hengfeng, for the year ended December 31, 2009 and 2008.

Name	Title	12/31/2009 Fiscal Year Annual Salary (US$)	12/31/2008 Fiscal Year Annual Salary (US$)
Qionglin Lin	General Manager and Director	$30,664	$28,940
Mendoza Anding Lin	President and Chairman	$28,907	$26,925
Aling Lin	Director	$5,397	$--
Wenwei Yuan	Vice General Manager	$24,590	$22,462
Yongchun Lai	Finance Manager	$10,956	$6,436
Mingzhong Lin	Product Department Manager	$25,468	$23,325
Liping Cai	Sales & Operation Manager	$17,564	$17,278
Wenwei Yuan	Vice General Manager	$24,590	$22,462

PRINCIPAL STOCKHOLDERS

Pre-Share Exchange

The following table sets forth certain information regarding our securities beneficially owned for (i) each stockholder known to be the beneficial owner of more than 5% of Mondo’s outstanding shares of commons tock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group, on a pro forma basis prior to the Closing of the Share Exchange.

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Class
Mondo Management Corp. (1) 61 Broadway, 32nd Floor New York, NY 10006	1,000,000	100%
Thomas A. Rose 61 Broadway, 32nd Floor New York, NY 10006	0	0%
Marc J. Ross 61 Broadway, 32nd Floor New York, NY 10006	0	0%
Darrin M. Ocasio 61 Broadway, 32nd Floor New York, NY 10006	0	0%
All Officers and Directors as a group (3 individuals)	0	0%

(1)
Gregory Sichenzia, Marc J. Ross, Richard A. Friedman, Michael Ference, Thomas A. Rose, Jeffrey Fessler and Darrin M. Ocasio have shared voting and dispositive power over the shares of common stock held by Mondo Management Corp.

Post-Share Exchange

The following table sets forth certain information regarding our securities beneficially owned on the Closing Date, for (i) each stockholder known to be the beneficial owner of more than 5% of Mondo’s outstanding shares of common stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group.

Name and Address of Beneficial Owner (1)(2)	Amount and Nature of Beneficial Ownership	Percent of Class (3)
Mendoza Anding Lin (4)	6,300,000	63%
Worldluck Holdings Limited (5)	1,800,000	18%
Qionglin Lin	0	0
Aling Lin	0	0
Tommy Lo (6)	0	0
All Executive Officers and Directors as a group (4 persons)	6,300,000	63%

(1)
Unless otherwise indicated, the persons or entities identified herein have sole voting and investment power with respect to the shares shown as beneficially held by them, subject to community property laws where applicable.

(2)	Except as otherwise stated, the address is Yangdai Village, Chendai County, Jinjiang City, Fujian Province, People’s Republic of China.

(3)
Applicable percentage of ownership is based on 10,000,000 shares of common stock issued and outstanding after the Share Exchanges. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Act of 1934 and generally includes voting or investment power with respect to such securities. Common stock subject to securities exercisable for or convertible into common stock that are currently exercisable or exercisable within sixty (60) days are deemed to be beneficially owned by the person holding such options, warrants, rights, conversion privileges or similar obligations, for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(4)	Mr. Lin owns 70% of the issued and outstanding shares of Kobe Sport. These 6,300,000 shares were issued to Mr. Lin pursuant to the Exchange Agreement at the closing of the Share Exchange.

(5)
Worldluck Holdings Limited (“Worldluck”) owns 20% of the issued and outstanding shares of Kobe Sport. These 1,800,000 shares were issued to Worldluck pursuant to the Exchange Agreement at the closing of the Share Exchange. Yan Sui William Hui is the sole director of Worldluck and therefore has voting and control power over the shares held by Worldluck.

(6)
Mr. Lo serves as CFO of Hengfeng in connection with the reverse acquisition process pursuant to certain Financial Advisor Agreement between Hengfeng and TimeRich Capital Consulting Limited where Mr. Lo is the Director, dated November 1, 2009. Mr. Lo previously received 100,000 HK dollars as compensation and shall receive certain amount of shares from the public company equal to 700,000 HK dollars.

DESCRIPTION OF SECURITIES

The Company is authorized to issue 40,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.001 per share. At the Closing of the Share Exchange, 10,000,000 shares of common stock were issued and outstanding.

(a) Common Stock. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at times and in amounts as our board of directors may determine. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders. Cumulative voting is not provided for in our amended articles of incorporation, which means that the majority of the shares voted can elect all of the directors then standing for election. The common stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon the occurrence of a liquidation, dissolution or winding-up, the holders of shares of common stock are entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of preferential rights of any outstanding preferred stock. There are no sinking fund provisions applicable to the common stock. The outstanding shares of common stock are, and the shares of common stock to be issued upon exercise of the Warrants will be, fully paid and non-assessable.

(b) Preferred Stock. The Board of Directors is empowered to designate and issue from time to time one or more classes or series of preferred stock and to fix and determine the relative rights, preferences, designations, qualifications, privileges, options, conversion rights, limitations and other special or relative rights of each such class or series so authorized. Such action could adversely affect the voting power and other rights of the holders of the Company’s capital shares or could have the effect of discouraging or making difficult any attempt by a person or group to obtain control of the Company.

(c) Warrants and Options.  We currently do not have any warrants or options issued and outstanding.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our securities have not been quoted or listed for trading on the Over-The-Counter Bulletin Board (“OTCBB”) or on any stock exchange.

Holders

As of the date hereof, after the close of the Share Exchange, 10,000,000 shares of common stock are issued and outstanding.  There are  13 shareholders of our common stock.

Dividend Policy

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Penny Stock

If we are able to obtain a listing of our securities on a national securities exchange, we may be subject in the future to the SEC’s “penny stock” rules if our securities sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for our securities. As long as our securities are subject to the penny stock rules, the holders of such securities may find it more difficult to sell their securities.

Equity Compensation Plan Information

None.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mondo Acquisition III, Inc.

Thomas A. Rose, President and Director, is a partner at Sichenzia Ross Friedman Ference LLP, an entity providing legal services to the Company. The Company recorded the fair value of such legal services to reflect all the costs of doing business in the Company’s financial statements.

Marc J. Ross, Secretary and Director of the Company, is a partner at Sichenzia Ross Friedman Ference LLP, an entity providing legal services to the Company. The Company recorded the fair value of such legal services to reflect all the costs of doing business in the Company’s financial statements.

Darrin M. Ocasio, Director of the Company, is a partner at Sichenzia Ross Friedman Ference LLP, an entity providing legal services to the Company. The Company recorded the fair value of such legal services to reflect all the costs of doing business in the Company’s financial statements.

The Company utilizes the office space and equipment of its officers and directors at no cost. Management estimates such costs to be immaterial.

None of our directors is independent as defined under the Nasdaq Marketplace Rules.

Kobe Sport (International) Company Limited and its subsidiaries

As of December 31, 2009 and 2008, the Company had advances from Fujian Kobe Sports Goods Co., Ltd. (“Fujian Kobe”) for a total of $0 and $399,438, respectively.  Fujian Kobe is owned by Mr. Anding Lin, the President of Hengfeng, who holds 70% of Kobe Sport’s total shares. The above amounts due to related parties were non-interest bearing, unsecured and without fixed repayment date.

As of December 31, 2009, the Company had advanced a loan to Mr. Qionglin Lin for a total of $3,148,707.  The above loan is unsecured, bears interest at 10% per annum and is repayable in one lump sum on or before September 22, 2010. The Company recognized interest income of $219,587 on such loan for the year ended December 31, 2009.

Fujian Jinjiang Chenli Yangli Hengfeng Shoe-making Factory (the 6% minority shareholder of Hengfeng) provided guarantees for the Company’s short-term bank loan of $109,838 and $175,578 as of December 31, 2009 and December 31, 2008, respectively .

Reorganization Related Transactions

Kobe Sport was incorporated with limited liability on September 25, 2009 under the International Business Companies Act in the British Virgin Islands and owns a 100% issued and outstanding capital stock of Nam Kwong. Hengfeng is a sino-foreign joint stock limited liability company established in the PRC. On December 4, 2009, Hengfeng underwent reorganization. Before the reorganization, Hengfeng had been owned as to 94% by Nam Kwong Trading Co. (“Nam Kwong Unincorporated”, an unincorporated company registered in Hong Kong) and 6% by another unrelated minority shareholder, which is a company registered in the PRC, according to their respective capital contribution. Pursuant to the reorgnization, Nam Kwong Unincorporated transferred the 94% interest in Hengfeng held by it to Nam Kwong. As a result, through Nam Kwong, Kobe owns 94% interest in Hengfeng.

Both before and after the reorganization, Nam Kwong Unincorporated, Nam Kwong and Kobe have all been beneficially owned and controlled by Mr. Anding Lin, who is also the President of Hengfeng.

Other than the above, none of the following persons has any direct or indirect material interest in any transaction to which we are a party since our incorporation or in any proposed transaction to which we are proposed to be a party:

(A)	Any of our directors or officers;
(B)	Any proposed nominee for election as our director;
(C)	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our common stock; or
(D)
Any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as such person or who is a director or officer of any parent or subsidiary of our company.

LEGAL PROCEEDINGS

Currently there are no legal proceedings pending or threatened against us. However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business.  Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

Our certificate of incorporation provides that we shall indemnify our directors to the full extent permitted by the provisions of Section 102(b)(7) and Section 145 of the Delaware General Corporation Law (the “DGCL”) as the same may be amended and supplemented. Section 102(b)(7) of the DGCL, relating to indemnification is hereby incorporated herein by reference. Notwithstanding the above, our certificate of incorporation provides that a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to us; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

At present, there is no pending litigation or proceeding involving any of our director, officer or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Item 9.01Financial Statement and Exhibits.

(a)  Financial Statements of Business Acquired.

The Audited Consolidated Financial Statements of Kobe Sport as of December 31, 2009 and 2008 are filed as Exhibit 99.1 to this current report and are incorporated herein by reference.

(b)  Pro Forma Financial Information.

None.

(c)  Shell Company Transactions.

Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein which are incorporated herein by reference.

(d)  Exhibits.

Exhibit No.	Description
2.1	Share Exchange Agreement by and between the Company and Kobe Sport (International) Company Limited, dated February 12, 2010
3.1	Certificate of Incorporation (2)
3.2	By Laws (1)
99.1	Audited consolidated financial statements of Kobe Sport for the years ended December 31, 2009 and 2008, and accompanying notes to the consolidated financial statements

(1) Incorporated herein by reference to the Form 10 Registration Statement filed on May 2, 2007.
(2) Incorporated herein by reference to the current report on Form 8-K filed on February 12, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

MONDO ACQUISITION III, INC.

Date: April 15 , 2010	By:	/s/ Mendoza Anding Lin
Mendoza Anding Lin President, CEO and Chairman